Exhibit 99.1

resTORbio Reports Fourth Quarter and Full Year 2019 Financial Results and Provides Corporate Update

BOSTON, Massachusetts, March 12, 2020 – resTORbio, Inc. (Nasdaq: TORC), a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to prevent or treat aging-related diseases, today provided a corporate update and reported financial results for the fourth quarter and full year ended December 31, 2019.

“Although we experienced a setback following the discontinuation of our PROTECTOR program of RTB101 in preventing clinically symptomatic respiratory illness in older adults, we are encouraged by the recent positive interim results of the ongoing Phase 1b/2a trial of RTB101 alone and in combination with sirolimus in Parkinson’s disease,” said Chen Schor, Co-Founder, President and CEO of resTORbio. “We believe this trial will broaden our understanding of the role of TORC1 inhibition and its potential to induce autophagy in the brain and clear toxic protein aggregates associated with the progression of Parkinson’s disease and other neurologic diseases.”

Recent Corporate Highlights

Phase 1b/2a Trial of RTB101 alone and in combination with sirolimus in Parkinson’s disease

Interim results of the multicenter, 2:1 randomized, double-blind, placebo-controlled Phase 1b/2a trial evaluating the safety and tolerability of RTB101 alone or in combination with escalating doses of sirolimus once weekly for 4 weeks in patients with Parkinson’s disease indicated that the first 3 dosing regimens were well tolerated and RTB101 300 mg once weekly was observed to cross the blood brain barrier. The concentrations of RTB101 in cerebrospinal fluid (CSF) in subjects dosed with RTB101 300 mg once-weekly monotherapy were higher than expected and based on preclinical models, have the potential to induce autophagy in the brain. Sirolimus at the dose of 2 mg, alone or in combination with RTB101, was not detected in the CSF. Concentrations of RTB101 observed in the CSF four hours after dosing were highest when RTB101 was given as a monotherapy in the first three cohorts in the study. To date, patients have been enrolled in three cohorts and dosed once weekly with 300 mg of RTB101 alone, 2 mg of sirolimus alone, or a combination of 300 mg RTB101 and 2 mg of sirolimus. Enrollment of the RTB101 300 mg in combination with sirolimus 4 mg once weekly cohort is ongoing with results expected by mid-year 2020.

Fourth Quarter and Full Year 2019 Financial Results

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R&D Expenses: Research and development (R&D) expenses were $26.1 million for the three months ended December 31, 2019 and $73.6 million for the year ended December 31, 2019, as compared to $4.3 million for the three months ended December 31, 2018 and $31.1 million for the year ended December 31, 2018. The increase in R&D expenses year-over-year was primarily due to the Company’s Phase 3 PROTECTOR program for clinically symptomatic respiratory illness, now discontinued, and, to a lesser extent, the ongoing Phase 1b/2a for Parkinson’s disease.

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G&A Expenses: General and administrative (G&A) expenses were $3.3 million for the three months ended December 31, 2019 and $11.8 million for the year ended December 31, 2019, as compared to $2.0 million for the three months ended December 31, 2018 and $8.6 million for the year ended December 31, 2018. The increase in G&A expenses year-over-year was primarily due to an increase in headcount and facilities-related expenses.

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Net Loss: Net loss was $28.9 million, or $0.79 per share, for the three months ended December 31, 2019, and $82.7 million, or $2.41 per share, for the year ended December 31, 2019. Net loss was $5.8 million, or $0.21 per share, for the three months ended December 31, 2018, and $37.6 million, or $1.42 per share, for the year ended December 31, 2018.

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Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities were $91.5 million as of December 31, 2019, as compared to $108.0 million as of December 31, 2018. The Company expects that current cash, cash equivalents and marketable securities as of December 31, 2019 will be sufficient to fund its operating expenses at least into 2022.

Strategic Review Progress Update

On February 19, 2020, the company disclosed that it commenced plans to explore strategic alternatives to enhance shareholder value and has engaged JMP Securities LLC to act as a strategic advisor for this process. There can be no assurance that this strategic review process will result in the company pursuing any transaction or that any transaction, if pursued, will be completed. The company has not set a timetable for completion of this strategic review process, and the company does not intend to comment further unless or until its Board of Directors has approved a definitive course of action, the review process is concluded, or it is determined other disclosure is appropriate.

About RTB101
RTB101 is an oral, selective, and potent TORC1 inhibitor product candidate that inhibits the phosphorylation of multiple targets downstream of TORC1. Inhibition of TORC1 has been observed to extend lifespan and healthspan in aging preclinical species and to improve the function of aging organ systems, including neurologic function, suggesting potential benefits in several aging-related diseases.

About resTORbio
resTORbio, Inc. is a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to treat aging-related diseases. resTORbio’s lead program selectively inhibits TORC1, an evolutionarily conserved pathway that contributes to the decline in function of aging organ systems, including neurologic function. Learn more about resTORbio, Inc. at www.resTORbio.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, our proposed timing and anticipated results of our Phase 1b/2a clinical trial of RTB101 alone or in combination with sirolimus in patients with mild to severe Parkinson’s disease, including the timing of the initiation and anticipated results of this trial; our future plans to develop RTB101 alone or in combination with rapalogs, such as everolimus or sirolimus, including the therapeutic potential and clinical benefits thereof; our expectations on the potential patient populations that may be addressed by our product candidates and the patient populations that may be addressed by our product candidates; our ability to replicate results achieved in our clinical trials in any future trials; the intended regulatory path for our product candidates and interactions with regulatory authorities; our engagement of JMP Securities LLC and our plans to explore and evaluate strategic alternatives and external opportunities; and our expectations regarding our uses of capital, expenses, future accumulated deficit and other 2019 financial results, and our ability to fund our operating expense at least into 2022, constitute forward-looking statements identified by words such as, but not limited to, “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar words or expressions.

Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ongoing Phase 1b/2a clinical trial of RTB101 alone or in combination with sirolimus in Parkinson’s disease, including the announcement of interim results; the timing and anticipated results of our clinical trials; the risk that the results of our clinical trials will be predictive of future results in connection with future clinical trials; our ability to explore and evaluate strategic alternatives and external opportunities; the timing and outcome of our planned interactions with regulatory authorities; and obtaining, maintaining and protecting our intellectual property as well as those risks more fully discussed in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by resTORbio, Inc. with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our beliefs, expectations, assumptions and views only as of today and should not be relied upon as representing our beliefs, expectations, assumptions and views as of any subsequent date. resTORbio explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

RESTORBIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating expenses:
Research and development	$26,111	$4,349	$73,634	$31,065
General and administrative	3,325	2,011	11,823	8,640
Total operating expenses	29,436	6,360	85,457	39,705
Loss from operations	(29,436)	(6,360)	(85,457)	(39,705)
Other income (expense), net	551	629	2,754	2,117
Loss before income taxes	(28,885)	(5,731)	(82,703)	(37,588)
Income tax expense	5	26	36	26
Net loss	$(28,890)	$(5,757)	$(82,739)	$(37,614)
Net loss per share —basic and diluted	$(0.79)	$(0.21)	$(2.41)	$(1.42)
Weighted-average number of common shares used in net loss per share — basic and diluted	36,444	28,051	34,306	26,439

RESTORBIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash, cash equivalents and marketable securities	$91,473	$108,028
Prepaid expenses and other current assets	1,780	1,506
Total current assets	93,253	109,534
Restricted cash	245	84
Property and equipment, net	414	321
Total assets	$93,912	$109,939

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,716	$2,989
Accrued liabilities	5,483	2,727
Total current liabilities	12,199	5,716
Other liabilities	15	19
Total liabilities	12,214	5,735

Stockholders' equity:
Common stock	4	3
Additional paid-in capital	235,777	175,635
Accumulated deficit	(154,132)	(71,393)
Accumulated other comprehensive income (loss)	49	(41)
Total stockholders' equity	81,698	104,204
Total liabilities and stockholders' equity	$93,912	$109,939

Investor Contact

Lauren Stival
Stern Investor Relations
212-362-1200
lauren.stival@sternir.com

Media Contact

Lauren Arnold
MacDougall
larnold@macbiocom.com
781-235-3060